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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-88475; Form S-8 No. 333-39309; Form S-8 No. 333-14145; Form S-8
No. 333-53632; Form S-3 No. 333-52522 and Form S-3 No. 333-65720) of Toreador
Resources Corporation and of our report dated April 5, 2002, with respect to the consolidated financial statements of Toreador Resources Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                     /s/ ERNST & YOUNG LLP

Dallas, Texas
April 12, 2002